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                                                                  EXHIBIT 10.36
                                  ROYNAT INC.
                Suite 4500, Canterra Tower, 400-3rd Avenue, S.W.
                           Calgary, Alberta   T2P 4H2
                   Tel:  (403) 269-7755 Fax:  (403) 269-7701

May 1, 1998

CONFIDENTIAL

Venture Seismic Ltd.
3110 - 80 Avenue S.E.
Calgary, Alberta
T2C 1J3

ATTENTION:  MR. BRIAN KOZUN,  PRESIDENT

Dear Sir:

                                OFFER TO FINANCE

We are pleased to offer supplemental financing in the amount of $2,000,000 to be allocated to the following program:

PURPOSE                            SOURCE
Refinance equipment              $2,000,000 RoyNat                $2,000,000
supplier (Mitcham
Industries)
                                 $2,000,000                       $2,000,000


Program changes may only be made with our prior written approval.

REPAYMENT

The principal amount of the financing is to be repaid by 50 monthly instalments of $40,000 on the 15th of each month commencing June 15, 1998.

If disbursement is delayed, we may, at our option, extend the dates for scheduled principal repayments.



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VENTURE SEISMIC LTD.                                                 MAY 1, 1998

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INTEREST

Interest will be payable on the 15th day of each month at RoyNat's Floating Base Rate plus 2.75% per annum.

Once disbursement commences we will advise you monthly of the interest rate in effect and the amount payable on the 15th of that month. RoyNat's Floating Base Rate for the latest monthly period was 5.36% per annum.

RoyNat's Floating Base Rate for the monthly period will be the arithmetic average of the 1 month rate applicable to Canadian Dollar bankers' acceptances on each Business Day during the monthly period, plus .50%.

You may, as provided in the attached Schedule "A", notify us in writing that you wish to convert the rate of interest to a fixed rate equivalent to RoyNat's Term Base Rate plus 2.75% per annum.

RoyNat's Term Base Rate, means, at any time, the annual rate of interest which RoyNat establishes at its principal office in Toronto as the reference rate of interest which RoyNat will charge for closed fixed rate term loans in Canadian dollars made to its customers in Canada for varying durations and which it refers to as "RoyNat's Term Base Rate" for that duration of loan.


SECURITY

This financing will be secured by:

1. Our standard Debenture as follows:

     a) A first charge on all seismic equipment subject only to our prior charge securing the existing financing. Our security will also include a first fixed charge over 2880 Opseis Eagle Channels, 1500 land geophones, 1000 marsh geophones, etc. (detailed list to be provided).

     b) A floating charge on all other assets, subject only to RoyNat's existing floating charge which will permit you to deal with these assets in the ordinary course of business or give security to your Bankers by way of an assignment of Trade Account Receivables and Trade Inventories.



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VENTURE SEISMIC LTD.                                                 MAY 1, 1998

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2. The existing guarantee on our standard form of Boone Geophysical Inc. for
   $2,000,000 supported by a collateral debenture secured by a charge on one 1200 Opseis Eagle Data Acquisition System and a floating charge on all other assets which will permit you to deal with these assets in the ordinary course of business or give security to your Bankers by way of an assignment of Trade Account Receivables and Trade Inventories, will be extended to cover this financing.

3. Waiver for the period this financing is outstanding of the landlord's interest in your assets located at 3110-80th Avenue S.E., Calgary, Alberta.

Upon acceptance, our Solicitor will contact your Solicitor to obtain the information necessary to prepare the security documents. Our Solicitor's fees and disbursements will be for your account.


INSURANCE

Insurance appropriate to the risks involved will be maintained by you, with loss payable to RoyNat Inc. as mortgagee. If requested, the policies are to be provided to us.

The existing assignment of insurance of $1,000,000 on the life of Brian Kozun will be extended to cover this financing.


ACCEPTANCE

This Offer of Finance and the attached schedule are open for acceptance until May 5, 1998. A commitment fee of $15,000 is earned and payable at the time of acceptance.




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VENTURE SEISMIC LTD.                                                 MAY 1, 1998


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Thank you for the opportunity to participate in your long-term financing requirements. We appreciate your business and look forward to receiving your acceptance.

Yours truly,

ROYNAT INC.


/s/: Blain Clow
Blain Clow
Manager, Corporate Lending

/sb

     Date Accepted:  May 8, 1998
               For:  Venture Seismic Ltd.
                By:  /s/ Brian Kozun


CORPORATE GUARANTOR:


     Date Accepted:  May 8, 1998
     Guarantor:      Boone Geophysical Inc.
     Per:            /s/ Brian Kozun
     Per:





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VENTURE SEISMIC LTD.                                                 MAY 1, 1998

                                    PAGE -5-




                                  SCHEDULE "A"


                     TO OFFER OF FINANCE DATED MAY 1, 1998

                          IN THE AMOUNT OF  $2,000,000

                  MADE BY ROYNAT INC. TO VENTURE SEISMIC LTD.


WARRANTY

By your acceptance of this Offer of Finance, you warrant that all information which you furnish is true and correct.


DISBURSEMENT

1. Our funds are to be disbursed not later than November 1, 1998 and extension of that date is subject to our approval.

2. Our funds will be disbursed after:

     a) Completion of legal documentation, satisfactory to our solicitors.

     b) Satisfaction of insurance requirements.

     c) Satisfactory confirmation of program expenditures.

     d) The other funds, if any, required to finance the Program have been provided.

3. Disbursement may be withheld, if in our opinion, a material adverse change in risk has occurred.




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VENTURE SEISMIC LTD.                                                 MAY 1, 1998

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STANDBY FEE

A standby fee of 2% per annum on the amount undisbursed will be calculated and payable on the 15th day of each month commencing November 1, 1998. We may, at our option, deduct these fees from our disbursements.


PREPAYMENT

Prepayment in whole or in part may be made at any time upon payment of 3 months' interest on the principal amount prepaid. Partial prepayment will be applied in reverse order of scheduled repayment.

However, you may prepay without penalty in each year, on the anniversary date of the loan, an amount not exceeding 15% of the balance outstanding at the date of prepayment, non-cumulative.


CANCELLATION

This Offer to Finance, when accepted, will be a binding contract. If you are unable or unwilling to carry out the contract, you will pay to us as liquidated damages an amount equal to 3 months' interest on the amount contracted at the rate that would be applicable on the date of cancellation, as well as any other fees or charges accrued to that date.


CONVERSION OPTION

We shall, within 60 days of receipt of your written request to convert this financing to a fixed interest rate, confirm to you:

1. The rate that will apply.

2. The effective date of the conversion.

3. Any extension of the term of the financing that we may require.

4. The prepayment conditions that will apply following conversion.

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VENTURE SEISMIC LTD.                                                 MAY 1, 1998

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If you wish to proceed with the conversion on these terms, you must accept our
Amending Letter. If you do not accept our Amending Letter your conversion request will be considered as withdrawn.

Following conversion, interest at fixed rate will be calculated and payable on the 15th day of each month.

A fee of $250 will be applicable to the conversion.


UNDERLYING CONDITIONS

1. Working capital will be maintained at not less than a ratio of 1:1. The calculation of working capital will exclude 25% of the current portion of term debt.

2. During the term of the financing, RoyNat is to be notified if the equipment is moved from Alberta so that we may obtain the necessary security documentation in the new location.

3. All conditions of the existing financing will remain unchanged with the exception of the following:

   i) Working capital will be maintained at not less than a ratio of 1:1. The calculation of working capital will exclude 25% of the current portion of term debt.

   ii) The change in voting control of the Company, without the prior written consent of Roynat will no longer constitute an event of default.


ENVIRONMENTAL POLICY

You undertake to have our Standard Environmental Agreements executed and, during the term of this financing, to comply with all applicable environmental laws and regulations; to notify RoyNat promptly of any claims, requests or violation notices received concerning any of your property or the business carried out on; and to indemnify and save harmless RoyNat against any losses or costs arising from any breach by you of the environmental laws, which is claimed against RoyNat Inc.


FINANCIAL STATEMENTS

Your audited consolidated financial statements must be provided within 120 days after the end of each fiscal year and your unaudited semi-annual financial statements within 45 days after the end of the half year. All unaudited financial statements will be approved by the signature of an Officer of the Company.




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VENTURE SEISMIC LTD.                                                MAY 1, 1998

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PRE-AUTHORIZED PAYMENT SYSTEM

By your acceptance of this Offer of Finance, you authorize RoyNat Inc. to draw monthly cheques or prepare debits, by paper or electronic entry, in amounts sufficient to cover payments on the loan and you authorize and instruct your bank to honour those cheques or debits. However, if RoyNat requests payment by cheque of amounts due to it, you agree to pay those amounts in this manner. Please attach your cheque marked "VOID" to this Offer of Finance. You also agree to renew this authorization if you change your bank or branch or account. For this authorization, your bank is:


Bank: __________________________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________


                       ATTACH SAMPLE CHEQUE MARKED "VOID"